EXHIBIT 99

                        INDEX OF EXHIBITS
                    INCLUDED HERIN, FORM 10-Q
                         AUGUST 28, 1998
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
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10(i) Note Agreement between the Company and Suntrust
     of Georgia dated August 24, 1998 covering the
     Company's long term note due February 23, 2000    12-14


27    Financial Data Schedule                          15